EXHIBIT 10.1
                                                                  ------------


                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
                   -------------------------------------------

        This Amended and Restated Stockholders Agreement (this "Agreement") is made and entered into as of the 6th day of November, 2001 by and among R. PHILIP SILVER ("Silver"), D. GREG HORRIGAN ("Horrigan") and SILGAN HOLDINGS INC., a Delaware corporation (the "Company").

                               W I T N E S S E T H:
                               - - - - - - - - - -

        WHEREAS, Silver and Horrigan are parties to that certain Stockholders Agreement dated as of February 14, 1997 (the "Principals Stockholders Agreement"), by and among Silver, Horrigan and The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership ("MS Equity"); and

        WHEREAS, the parties hereto, including the Company, with the acknowledgment and consent of MS Equity, believing it to be in their respective best interests, desire to amend and restate the Principals Stockholders Agreement by entering into this Agreement with respect to certain matters involving the Company.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

        As used in this Agreement, the following terms shall have the meanings set forth below:


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        "Affiliate" shall  have the meaning ascribed to such term in  Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement.

        "Common Stock" shall mean shares of the Company's common stock, par value $.01 per share.

        "Disability" shall mean the inability of either Silver or Horrigan to manage his own affairs within the meaning of Section 45a-650(c) under the Connecticut General Statutes (as the same may be amended or replaced by any successor statute from time to time).

        "Estate" shall mean any and all assets left by a decedent and any executor, administrator or legal representative charged with the administration of such assets.

        "Family Transferees" shall mean the spouse, children or grandchildren of, or any trust for the benefit of the spouse, children or grandchildren of, Silver or Horrigan.

        "Group" shall mean, collectively, Silver and Horrigan and their respective Affiliates and related Family Transferees and Estates (Silver and his Affiliates, Family Transferees and Estate deemed to be collectively one member of the Group and Horrigan and his Affiliates, Family Transferees and Estate deemed to be collectively one member of the Group).

                                  ARTICLE II
                                  ----------

                           DIRECTOR NOMINATION RIGHTS
                           --------------------------

        2.1  Nomination of Directors.
             -----------------------

        (a) Until such time that the Group holds less than one-half of the number of shares of Common Stock held by it in the aggregate on February 14, 1997 (as adjusted, if necessary, to take into account any stock dividend, stock split, combination of shares, subdivision or recapitalization of the capital stock of the Company), the Group shall have the right to nominate for election
(i) two (2) individuals as members of the Board of Directors of the



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Company,  and upon such  nomination by the Group such  nominees  shall stand for election to the Company's Board of Directors in accordance with the Company's certificate of incorporation; provided, however, that at least one (1) of such nominees shall be Silver or Horrigan, and (ii) all other directors of the Company other than the individuals nominated pursuant to Section 2.1(a)(i) above and the individual, if any, to be nominated by MS Equity pursuant to the letter agreement dated of even date herewith between MS Equity and the Company, and upon such nomination by the Group such additional nominees shall stand for election to the Company's Board of Directors in accordance with the Company's certificate of incorporation.

        (b) From and after the time that the Group holds less than one-half of the number of shares of Common Stock held by it on February 14, 1997 (as adjusted, if necessary, to take into account any stock dividend, stock split, combination of shares, subdivision or recapitalization of the capital stock of the Company) and until such time that the Group beneficially owns less than five percent (5%) of the outstanding Common Stock (determined in accordance with Rule 13d-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement), the Group shall have the right to nominate for election a total of one (1) individual as a member of the Board of Directors of the Company, and upon such nomination by the Group such nominee shall stand for election to the Company's Board of Directors in accordance with the Company's certificate of incorporation; provided,


        (c) In the event that (i) either Silver or Horrigan (not including any of their Affiliates, Family Transferees or Estates) notifies the Board of Directors of the Company that the Group cannot agree on an individual for any of the nominees for election to the Company's Board of Directors pursuant to
Section  2.1(a) or  2.1(b)  above or (ii) at least 45 days  prior to any



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annual meeting of stockholders  of the Company,  the Group fails to nominate for election at such meeting the requisite number of individuals to stand for election to the Company's Board of Directors at such meeting, then the Board of Directors shall have the right in lieu of the Group to nominate for election to the Company's Board of Directors in accordance with the Company's certificate of incorporation such number of individuals that Silver and Horrigan could not agree on as nominees as contemplated in clause (i) of this paragraph (c) or that the Group so failed to nominate as contemplated in clause (ii) of this paragraph
(c).

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS
                            ------------------------

        3.1 Effectiveness; Term. This Agreement shall become effective only upon the consummation no later than December 31, 2001 of a secondary public offering of at least 4,100,000 shares of Common Stock owned by MS Equity and shall have no force or effect until such time. This Agreement shall continue in effect until either the death or Disability of both of Silver and Horrigan, at which time this Agreement shall terminate and be of no further force or effect.


        3.2 Due Authorization; Binding Agreement. Each of the parties to this Agreement represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party enforceable against it in accordance with its terms. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective Estates, heirs, executors, legal representatives, successors and permitted assigns.

        3.3  Equitable Relief for Breach of Agreement.   Without  limiting   the
remedies available to any of the parties hereto, each of the parties hereto stipulates and agrees that



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damages  at law will be an  insufficient  remedy  in the  event  that any  party violates the terms of this Agreement, and each of the parties hereto further agrees that each of the other parties hereto may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, the terms of this Agreement.

        3.4 Actions by the Company. The Company hereby agrees to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all reasonable things necessary to give effect to the rights of the Group hereunder.

        3.5 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes and replaces in its entirety the Principals Stockholders Agreement. None of the parties to the Principals Stockholders Agreement, including MS Equity, shall have any further rights or obligations thereunder. This Agreement may not be amended, modified or revoked in whole or in part and no provision hereof may be waived, except in all such cases by a written instrument executed by the parties hereto.

        3.6 Waiver. No waivers of any breach or other term or condition of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies with respect to any subsequent breach or with respect to any other term or condition.

        3.7 Headings. The headings and subheadings in this Agreement are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.




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        3.8  Unenforceable Provisions. The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or
such  part  thereof  as  may  be   unenforceable  or  invalid  shall  be  deemed
automatically amended to the extent necessary to make such provision or such part thereof valid and enforceable, and the remaining provisions shall remain in full force and effect.

        3.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all of which, taken together, shall constitute one and the same agreement.

        3.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles of conflicts of law; provided that any determination of Disability under this Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.





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        IN WITNESS WHEREOF, the parties hereto  have duly executed and delivered this Agreement as of the date first written above.

                               SILGAN HOLDINGS INC.


                               By: /s/ Frank W. Hogan, III
                                   -----------------------------------------
                                   Name:   Frank W. Hogan, III
                                   Title:  Vice President, General Counsel
                                             and Secretary



                                   /s/ R. Philip Silver
                                   -----------------------------------------
                                   R. Philip Silver


                                   /s/ D. Greg Horrigan
                                   -----------------------------------------
                                   D. Greg Horrigan





Acknowledged and consented to as of this 6th day of November, 2001

THE MORGAN STANLEY LEVERAGED EQUITY FUND II, L.P.

By:  Morgan Stanley Leveraged Equity Fund II, Inc. (General Partner)


      By: /s/ Leigh J. Abramson
         ----------------------------------------
         Name:   Leigh J. Abramson
         Title:  Vice President






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